                                                                    EXHIBIT 99.1

               TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
                       SECOND QUARTER OF FISCAL YEAR 2004

Sunnyvale, Calif, --- January 22, 2004: Trident Microsystems, Inc. (NASDAQ:
TRID) reported today its financial results for the second quarter of fiscal year 2004 ended December 31, 2003. The Company announced that its net sales for the second quarter, primarily contributed by TTI, an 83% owned subsidiary, were $16,227,000, an increase of 65% from $9,832,000 for the prior quarter and an increase of 22% from $13,283,000 for the same quarter of the prior fiscal year. The year ago period included sales of graphics products, which have been discontinued. $15,889,000 of net sales for the quarter ended December 31, 2003 were primarily from digital media sales, this compares to digital media sales for the prior quarter of $9,209,000, an increase of 73%, and digital media sales for the same quarter of the prior fiscal year of $7,157,000, an increase of 122%. Trident's revenue includes 100% of the revenue of TTI, and an adjustment is made for the minority interest in TTI before calculation of earnings and earnings per TMI share.

Net income in the second quarter of fiscal year 2004 after taking into account minority ownership of TTI was $1,432,000, or $0.06 per diluted share after a three-for-two stock split on December 12, 2003. This compares to a net income $4,679,000, or $0.19 per diluted share in the prior quarter, which includes a pre-tax gain of $7.6 million related to the restructuring of the Graphics Division and to the sales of 6.8% of the equity of our subsidiary, TTI, and of one-third of our interest of XGI stock, and a net loss $6,802,000 or $0.33 for the same quarter of the prior fiscal year. Per share amounts have been adjusted to reflect the recent three-for-two stock split.

"Although I am pleased with the December quarter results, the results were a mixed blessing. We exceeded our expectations for the December quarter, which was forecasted to grow 25-35% over the prior quarter. The additional growth was stronger due in part to China's TV makers requiring early delivery to meet demand for a Chinese New Year that falls earlier this year than normal. We believe this will skew our quarter over quarter results. We have always expected seasonality in our March quarter but with the strength of the December quarter, we are certain the March quarter will be a down quarter. However, we believe that revenue will meet or exceed market expectations," said Frank Lin, Trident's President and CEO.

"Second quarter revenue for TTI was $15.9M million. This represents an increase of 73% over the prior quarter. During the second quarter, revenues from our LCDTV and PDP products more than doubled, exceeding our projections, and the progressive CRT TV business in China also experienced stronger demand than our original expectation. In the second quarter, progressive CRT TV revenue grew 55%, and LCDTV and PDP revenue grew 137%. The CRT TV revenue now accounts for 61% of the total revenue as compared with 68% in the first quarter, and the LCDTV and PDP revenue accounts for
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37% of the total revenue as compared with 27% in the first quarter," said JH
Chang, President of TTI. "Due to an earlier Chinese New Year which is January 22 in 2004 versus early February as in typical years, China TV manufacturers have pulled in some of their orders from January to December. During the December quarter, we announced our new HiDTV product line for the emerging HDTV market. We believe this is the industry's first SoC chip to fully integrate HDTV audio/video decoding, analog video processing and TV features/ requirements all into a single chip. We showcased a fully functional HiDTV prototype in the Consumer Electronics Show (CES) in Las Vegas two weeks ago. The full-featured HiDTV product demonstration was very successful and had received very enthusiastic responses from many TV OEM customers worldwide. We believe our HiDTV chip, with the highest integration level and the best quality, will be a very competitive and winning product for the HDTV market. The HiDTV chip is expected to start bringing in revenue in the second half of the calendar year 2004. During the December quarter, we announced additional DPTV design wins at Sampo and Daewoo Electronics. Recently, we also announced DPTV design-wins at Konka and Samsung Electronics. It demonstrates that our DPTV design win momentum continues strong especially for the new DPTV-SVP product. We hope we can announce more top-tier OEM design wins in the near future."

The Company also announced that it will hold a conference call to discuss the earnings, which will occur on Thursday, January 22, 2004 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Shareholders may participate in the call by calling 800-599-9795 (U.S.), or 617-786-2905 (International) passcode 17796809.
The conference call will also be webcast by CCBN and can be accessed at Trident's web site at: http://www.tridentmicro.com. A replay of the conference call will be available from 7:30 p.m. January 22, 2004 until midnight January 29, 2004, and can be accessed by calling 888-286-8010 (U.S.), or 617-801-6888
(International) using passcode 98825987.

Forward-Looking Information

This press release contains forward-looking statements, including statements which use the words "expect," "hope," "anticipate," "believe," "potential" and similar words, including our statements regarding financial expectations and our expectations regarding design-wins. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, changes in trends in the DPTV industries, changes in targeted consumer electronics markets such as Digital Television, whether the Company is able to achieve timely product introductions, the failure to obtain design wins among major OEMs for the Company products, and competitive pressures, including pricing and competitors' new product introductions. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.
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ABOUT TRIDENT MICROSYSTEMS, INC.

Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of integrated circuits (ICs) for CRT TV, LCD TV, PDP TV, HDTV, and digital set-top box. Trident's products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company's web site: http://www.tridentmicro.com.

Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

FOR PRESS RELEASES:
Trident Microsystems, Inc.
Investor Relations
Tel:  (408) 991-8090
Email:  Investor@tridentmicro.com
Web site: http://www.tridentmicro.com
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Trident Microsystems, Inc.
Consolidated Statement of Operations

                                                                  Three Months Ended                          Six Months Ended
                                                     --------------------------------------------       ---------------------------
                                                     December 31,   September 30,    December 31,       December 31,   December 31,
(in thousands, except per share data, unaudited)         2003           2003            2002               2003            2002
                                                     ------------   -------------    ------------       ------------   ------------
Net sales                                             $ 16,227       $  9,832        $ 13,283            $ 26,059       $ 26,518

Cost of sales                                            7,303          4,859           9,202              12,162         18,559
                                                      --------       --------        --------            --------       --------

Gross profit                                             8,924          4,973           4,081              13,897          7,959

% to net sales                                            55.0%          50.6%           30.7%               53.3%          30.0%

Research and development expenses                        2,666          2,081           5,800               4,747         11,573

% to net sales                                            16.4%          21.2%           43.7%               18.2%          43.6%

Selling, general and administrative expenses             3,780          3,024           3,199               6,804          6,114

% to net sales                                            23.3%          30.8%           24.1%               26.1%          23.1%
                                                      --------       --------        --------            --------       --------

Income (loss) from operations                            2,478           (132)         (4,918)              2,346         (9,728)

% to net sales                                            15.3%          (1.3)%         (37.0)%               9.0%         (36.7)%

Gain(loss) on investments, net                             (85)         7,205          (1,966)              7,120         (1,966)

Interest and other income(expense), net                   (167)          (128)             82                (295)           108

Minority interests in subsidiaries                        (689)           (96)             --                (785)            --
                                                      --------       --------        --------            --------       --------

Income(loss) before income taxes                         1,537          6,849          (6,802)              8,386        (11,586)

% to net sales                                             9.5%          69.7%          (51.2)%              32.2%         (43.7)%

Provision for income taxes                                 105          2,170              --               2,275          1,046

% to net sales                                             0.6%          22.1%                                8.7%            3.9%
                                                      --------       --------        --------            --------       --------

Net income(loss)                                      $  1,432       $  4,679        $ (6,802)           $  6,111       $(12,632)

% to net sales                                             8.8%          47.6%          (51.2)%              23.5%         (47.6)%
                                                      --------       --------        --------            --------       --------

Basic net income (loss) per share                     $   0.06       $   0.22        $  (0.33)           $   0.28       $  (0.62)
                                                      --------       --------        --------            --------       --------

Common shares used in computing basic
per share amounts                                       22,374         21,468          20,483              21,919         20,442
                                                      --------       --------        --------            --------       --------

Diluted net income (loss) per share                   $   0.06       $   0.19        $  (0.33)           $   0.25       $  (0.62)
                                                      --------       --------        --------            --------       --------

Common and common equivalent shares
used in computing diluted per share amounts             25,098         24,074          20,483              24,710         20,442
                                                      --------       --------        --------            --------       --------

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Trident Microsystems, Inc.
Consolidated Balance Sheet

                                                                           December 31,   September 30,    December 31,
(in thousands, unaudited)                                                     2003            2003            2002
                                                                            --------        --------        --------
ASSETS
Current assets
             Cash and cash equivalents                                      $ 26,225        $ 22,230        $ 13,688
             Short-term investment - UMC                                      62,981          61,140          39,126
             Short-term investments - other                                       23             926             954
             Accounts receivable, net                                          1,177             754             946
             Inventories                                                       3,126           1,857           2,879
             Prepaid expenses and other current assets                         1,431           1,307           1,441
                                                                            --------        --------        --------
                          Total current assets                                94,963          88,214          59,034

Property and equipment, net                                                    2,411           2,647           4,380
Long-term investment - UMC                                                     2,103           2,103           6,563
Long-term investments - other                                                  2,950           3,039           6,654
Other assets                                                                     341             342             345
                                                                            --------        --------        --------
                          Total assets                                      $102,768        $ 96,345        $ 76,976
                                                                            ========        ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
             Accounts payable                                               $  6,914        $  8,372        $  3,556
             Accrued liabilities                                               8,616           7,798          11,030
             Deferred tax liabilities                                          6,095           5,133              --
             Income taxes payable                                              3,856           3,750           1,385
                                                                            --------        --------        --------
                          Total current liabilities                           25,481          25,053          15,971
Minority interests in subsidiaries                                             2,976           2,287             222
                                                                            --------        --------        --------
                          Total liabilities                                   28,457          27,340          16,193

Stockholders' equity
             Capital stock                                                    44,641          41,859          38,639
             Retained earnings                                                20,682          19,260          26,713
             Accumulated other comprehensive income (loss)                     8,988           7,886          (4,569)
                                                                            --------        --------        --------
                          Total stockholders' equity                          74,311          69,005          60,783
                                                                            --------        --------        --------
                          Total liabilities and stockholders' equity        $102,768        $ 96,345        $ 76,976
                                                                            ========        ========        ========
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